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                                                                    EXHIBIT 2(b)


                 ASSET PURCHASE AGREEMENT DATED JULY 26, 1995
                  AMONG QUAKER STATE CORPORATION, QSE&P, INC.
                        AND BELDEN & BLAKE CORPORATION


                    List of Omitted Exhibits and Schedules


Omitted Exhibit:
        Annex A         List of Partnerships

Omitted Schedules:
        1.2(a)(i)       Well Interests
        1.2(a)(ii)      Oil and Gas Leases
        1.2(a)(iii)     Fee mineral interest
        1.2(a)(iv)      Easements, rights-of-way, licenses and roads necessary
                        for the operation of the wells
        1.2(b)(i)       QSE&P gas gathering system (Warren, Venango and
                        Crawford Counties)
        1.2(b)(ii)      Stage Coach gas gathering system (Tioga County, NY and
                        Bradford County, PA)
        1.2(b)(iii)     Braxton County gas gathering system (Braxton and
                        Nicholas Counties, WV)
        1.2(b)(iv)      Pettet gas gathering system (Morgan and Perry
                        Counties, OH)
        1.2(c)          Operating Agreements
        1.2(d)          Undeveloped oil and gas leases and all undeveloped
                        fee mineral interests
        1.2(e)          Gas Storage Rights - Belpre and Gas Storage Leases -
                        Titusville
        1.2(f)          Non-operating and overriding royalty interests
        1.2(g)(ii)      Field offices, equipment yards, garages and shops and
                        all tangible personal property located therein.
        1.2(g)(iii)     Licensed and unlicensed vehicles
        1.3(f)          Section 29 Wells/Leases
        1.3(g)          Excluded Assets
        1.4(c)          Other Interests
        1.5             Allocation of Purchase Price
        2.18            Properties With Possible Revenue Interest Charges
        2.3             Violations or Breach
        2.4             Consents and Preferential Purchase Rights
        2.5             No Default
        2.6             Litigation
        2.7             Financial data provided Ernst & Young
        2.8             Change and condition of assets including loss, sale
                        or disposition.
        2.9             Wells that have not been drilled, completed and
                        bottomed within the boundaries specified in permits.
                        Plugged or abandoned wells.
        2.9(e)          Material Violations
        2.9(f)          Non-operating Wells
        2.11            Gas Gathering System Ownership
        2.20            Environmental Defects
        2.21            Real Estate Owned and Leased - Belpre
        2.23            Contracts
        5.1             Allocation of Purchase Price
        5.4             Title Defects


Quaker State hereby agrees to furnish supplementally to the Commission upon request a copy of any omitted exhibit or schedule.